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Exhibit 99(b)
                                             Please mark
                                             your votes
                                             like this
                                                             /X/
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:
     Approval of the Agreement and Plan of Reorganization, dated February 28, 1997 between TCF Financial Corporation and Winthrop Resources Corporation and each of the transactions contemplated thereby, including the issuance of up to 7,050,000 shares of Common Stock of TCF Financial Corporation in connection therewith.

            FOR              AGAINST              ABSTAIN
            / /                / /                  / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:
     Adjournment of the meeting if necessary to solicit additional proxies.

            FOR              AGAINST              ABSTAIN
            / /                / /                  / /

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION, DATED FEBRUARY 28, 1997, BY AND BETWEEN TCF FINANCIAL CORPORATION AND WINTHROP RESOURCES CORPORATION AND FOR ADJOURNMENT OF THE MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Signature(s)                                    Date
            ----------------------------------      -------------
NOTE: Please sign as name appears hereon. Only one signature is required for a joint account. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                      TCF
                                            , 1997
                     PROXY SOLICITED BY BOARD OF DIRECTORS

     The undersigned hereby appoints William A. Cooper and Gregory J. Pulles, or either of them, as proxies with full power of substitution, to vote all shares of stock of TCF Financial Corporation of record in the name of the undersigned at the close of business on_______________, 1997 at a Special Meeting of Stockholders to be held on June 24, 1997, or at any adjournment thereof, hereby revoking all former proxies, on the items set forth on the reverse side hereof, as described in the accompanying Joint Proxy Statement/Prospectus and upon such other business as may properly come before the Meeting including: any matters which the Board of Directors did not know, a reasonable time before mailing this solicitation, would be presented at the Meeting; and matters incident to the conduct of the Meeting.

                  (continued and to be signed on reverse side).